Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of February 26, 2019 by and between Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A, as may be updated in accordance with Section 9(g) (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein are defined in Section 8 hereof.

RECITALS

A.    Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to each Buyer, severally and not jointly, and each Buyer wishes to buy from the Company, shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), with the amount to be purchased by each Buyer as set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A. The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

B.    On the Closing Date (as defined below), the Company and the Buyers will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit B and reasonably acceptable to the Buyers, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Purchase Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

C.     The Company intends to enter into an Underwriting Agreement by and among the Company and J.P. Morgan Securities LLC and SVB Leerink LLC as representatives of the Underwriters listed on Schedule 1 thereto on or about February 27, 2019 (the “Underwriting Agreement”) pursuant to which the Company will offer and sell shares of its common stock in an underwritten public offering (the “Public Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-216199) (the “Registration Statement”).

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Buyers, and the Buyers or their designees or assignees have agreed to purchase from the Company, Purchase Shares as follows:

(a)    Purchase. On the date each of the conditions set forth in Sections 6 and 7 below is satisfied, each Buyer shall purchase from the Company an aggregate number of Purchase Shares equal to (i) the aggregate dollar amount set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A (the “Purchase Price”) divided by (ii) the Offering Price; provided, however, that (A) no fractional number of Purchase Shares shall be sold hereunder, (B) any fractional number of Purchase Shares shall be rounded down to the nearest whole number of Purchase Shares and (C) the Purchase Price will be reduced by the value of any fractional share (as calculated on the basis of the Offering Price). On or prior to the Closing Date, each Buyer will pay the Purchase Price set forth opposite such Buyer’s name on Exhibit A (as adjusted for the value of any fractional share) via wire transfer in accordance with wire instructions provided by the Company to the Buyers prior to the Closing Date. Each Buyer shall severally, and not jointly, be liable for only the purchase of Purchase Shares calculated in accordance with this Section

1(a) and not for the purchase of Purchase Shares so calculated for any other Buyer. On or before the Closing Date, the Company will instruct its transfer agent to make book-entry notations representing the Purchase Shares, in each case against delivery of the aggregate Purchase Price. Upon issuance and payment therefor as provided herein, such Purchase Shares shall be validly issued, fully paid and non-assessable. The date of the Buyers’ purchase of the Purchase Shares is referred to as the “Closing Date.”

(b)    Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyers made under this Agreement.

2.	BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a)    Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, by making the representations herein, the Buyer does not agree to hold any of the Purchase Shares for any minimum or other specific term.

(b)    Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)    Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchase Shares that have been reasonably requested by the Buyer, including, without limitation, the SEC Filings. The Buyer understands that its investment in the Purchase Shares involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

(d)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of the investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(e)    Organization. The Buyer is organized, validly existing and in good standing or equivalent under the laws of the jurisdiction set forth opposite its name on the Schedule of Buyers attached hereto as Exhibit A and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(f)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement and the Registration Rights Agreement (the “Transaction Documents”) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization, operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its partners, shareholders, managers or its members.

(g)    Placement Agents. The Buyer acknowledges and agrees that (i) the Placement Agents (as defined below) are acting solely as placement agents in connection with the transactions contemplated by this Agreement and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries for the Buyer, the Company or any other person or entity in connection with the transactions contemplated by this Agreement, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated by this Agreement, (iii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement, and (iv) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Buyer, the Company or any other person or entity), whether in contract, tort or otherwise, to the Buyer, or to any person claiming through the Buyer, in respect of the transactions contemplated by this Agreement. The Placement Agents are intended third-party beneficiaries of the representations set forth in Section 2(a), (b), (c) and (g).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers that as of the date hereof and as of the Closing Date:

(a)    Authorization; Due Execution. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder including, without limitation, the issuance of the Purchase Shares. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Valid Issuance of Stock. The Purchase Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable free and clear of all liens and, based in part upon the representations and warranties of the Buyers in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(c)    No Material Adverse Change. Except as disclosed in the SEC Filings, since the end of the period covered by the latest audited financial statements included or incorporated by reference in any SEC Filings: (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries; (iv) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (v) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(d)    Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the SEC Filings; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e)    Subsidiaries. Each subsidiary of the Company has been duly incorporated, organized or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with power and authority (corporate and other power) to own its properties and conduct its business as described in the SEC Filings; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case, except where the failure to be so qualified in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries of the Company set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 are the only subsidiaries, direct or indirect, of the Company and each subsidiary of the Company is a direct wholly-owned subsidiary of the Company.

(f)    Shares. The Purchase Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the SEC Filings; all outstanding shares of capital stock of the Company are, and, when the Purchase Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchase Shares will have been, validly issued, fully paid and nonassessable, and will conform to the information in the SEC Filings and to the description of such shares contained in the SEC Filings; the stockholders of the Company have no preemptive rights with respect to the Purchase Shares; and none of the outstanding shares of capital stock of the Company or any of its subsidiaries have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in or contemplated by the SEC Filings, as of the dates indicated therein, there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(g)    Other Offerings. Except as disclosed in SEC Filings, the Company has not sold, issued or distributed any of its common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than common stock issued pursuant to (i) the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans, or (ii) pursuant to outstanding options or rights.

(h)    Nasdaq. The Purchase Shares have been approved for listing on The Nasdaq Stock Market, subject to notice of issuance.

(i)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing, license, qualification or registration with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, including the offering, issuance and sale of the Purchase Shares, except (i) such as have been obtained, or made on or prior to the date hereof, (ii) such as may be required by and made in accordance with or obtained under state securities laws or (iii) such as may be required by the Financial Industry Regulatory Authority, Inc.

(j)    Title to Property. Except as disclosed in the SEC Filings or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal assets owned by them, in each case free from liens, charges, encumbrances and defects and, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Company nor any subsidiary owns any real property.

(k)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Purchase Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any law or statute or any judgment, rule, regulation or order of any governmental agency or body or any arbiter or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except with respect to (ii) and (iii) above on such breaches, violations, defaults, liens, charges, or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental authority, except, in the case of clauses (ii) and (iii), for any, such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses, approvals, consents, permits and other authorizations (“Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary or material to the conduct of the business as now conducted and as described in the SEC Filings, including, without limitation, all such certificates, approvals, authorizations, licenses and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(n)    Regulatory Compliance. The Company has operated and currently is in compliance with all applicable rules and regulations of the FDA, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. Any human studies or tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of or otherwise relied upon by the Company that are described in the SEC Filings, were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and all applicable laws and regulations. Any descriptions of the results of such studies, tests and trials contained in the SEC Filings are accurate and complete in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any pending studies, tests or preclinical or clinical trials, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension or clinical hold would reasonably be expected to have a Material Adverse Effect. Except to the extent disclosed in the SEC Filings, the Company is not aware of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the SEC Filings when viewed in the context in which such results are described and the clinical stage of development.

(o)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(p)    Possession of Intellectual Property. Except as disclosed in the SEC Filings, to the knowledge of the Company, the Company and its subsidiaries own, possess, license or can acquire on reasonable terms sufficient trademarks, trade names, inventions, patents, patent rights, copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted and as described in the SEC Filings, except where the failure to so own, possess, license or otherwise acquire would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) to the Company’s knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) there is no court-issued order, judgment, decree or injunction restricting the operation of the Company’s business on the basis of a conflict with or infringement of the patent rights of any third party; and (vii) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) – (vii) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(q)    PTO Applications. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company has complied with the duty of candor and disclosure for the Company Patent Applications pending in countries outside the United States. To the Company’s knowledge, any information material to a determination of patentability regarding the Company Patent Applications has been called to the attention of the PTO or similar foreign authority. To the Company’s knowledge, there is no information that has not been called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. To the Company’s knowledge, there is no information which would preclude the Company from having clear title to the Company Patent Applications. To the Company’s knowledge, there is no information suggesting that the Company does not currently hold clear title to the Company Patent Applications. To the Company’s knowledge, there is no information suggesting that the Company’s ownership interest in the Company Patent Applications has not properly been recorded with the PTO or other comparable office.

(r)    Environmental Laws. Except as disclosed in the SEC Filings, (i)(A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (D) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (E) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (A) – (E) such as would not individually or in the aggregate have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iii) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (iv) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (v) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (y) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (z) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(s)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the SEC Filings, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”) and all applicable rules of The Nasdaq Stock Market (the “Exchange Rules”, and together with the Securities Act, the Exchange Act, and Sarbanes Oxley, the “Securities Laws”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the interactive data in eXtensible Business Reporting Language incorporated by reference in the SEC Filings is accurate. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(t)    Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Purchase Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign), to the Company’s knowledge are threatened or contemplated.

(u)    Financial Statements. The financial statements included or incorporated by reference in the SEC Filings comply in all material respects with applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis, except as otherwise noted therein and except in the case of unaudited, interim financial statements, which do not contain certain footnotes as permitted by the rules of the SEC. PricewaterhouseCoopers LLP, which has audited the financial statements of the Company included in the SEC Filings, has advised the Company that it is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board and as required by the Securities Act. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the SEC Filings. There are no financial statements that are required to be included in the SEC Filings that are not included as required.

(v)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Purchase Shares will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering: (A) downgrading the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries or (B) placing under surveillance or review, or changing its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(x)    Anti-Corruption. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating

Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y)    Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)    Economic Sanctions. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Company Person”) that is, or is owned or controlled by a Company Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria), (ii) the Company will not, directly or indirectly, use the proceeds of the sale of the Purchase Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Company Person: (x) to fund or facilitate any activities or business of or with any Company Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (y) in any other manner that will result in a violation of Sanctions by any Company Person (including any Company Person participating in the offering, whether as underwriter, advisor, investor or otherwise) and (iii) for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Company Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)    No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(bb)    Payment of Taxes.    The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the SEC Filings, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)    Insurance.    The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly situated companies in the business in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the SEC Filings, and the Company has obtained directors’ and officer’s insurance in reasonable and customary coverage amounts.

(dd)    IT Systems. Except as disclosed in the SEC Filings, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the SEC Filings, the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to so be in compliance would not have a Material Adverse Effect.

(ee)    Required Filings. The Company has timely made all filings required to be made by it under the Exchange Act. The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ff)    Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(gg)    No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(hh)    No General Solicitation; No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation in connection with the offer or sale of the Purchase Shares. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, none of the Company nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) under the Securities Act in connection with the offer and sale by the Company of the Purchase Shares or (ii) cause the offering of the Purchase Shares to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(ii)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act. The Company has not, in the previous twelve (12) months, received (i) written notice from the Principal Market that the Company is not in compliance with the listing or maintenance requirements of Principal Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Principal Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof.

(jj)    Acknowledgement Regarding Buyers’ Status. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the Purchase Shares. The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(kk)    No Required Additional Issuances. The issuance and sale of the Purchase Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under any of such securities.

(ll)    Application of Takeover Protections; Rights Agreements. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or would reasonably be expected to become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Purchase Shares and each Buyer’s ownership of the Purchase Shares.

(mm)    Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the SEC Filings has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)    Regulation M. The common stock of the Company is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

4.	COVENANTS AND OTHER RIGHTS.

(a)    Listing. The Company shall promptly secure the listing of the Purchase Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTCQB or OTCQX market places of the OTC Markets. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(a).

(b)    Disclosure of Transactions and Other Material Information. Within four (4) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing.

(c)    Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Buyers in accordance with the terms of the Transaction Documents.

(d)    Integration. From and after the date of this Agreement, neither the Company, nor any of its Affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Buyers of any of the Purchase Shares under the Securities Act, or (ii) cause this offering of the Purchase Shares by the Company to the Buyers to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(e)    Takeover Provisions. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Buyer is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision in effect or hereafter adopted by the Company, or that a Buyer could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of purchasing the Purchase Shares under this Agreement.

5.	TRANSFER RESTRICTIONS.

(a)    Compliance with Laws. Notwithstanding any other provision of this Section 5, each Buyer covenants that the Purchase Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Purchase Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the applicable Buyer provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require such Buyer to provide to the Company an opinion of counsel selected by such Buyer and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchase Shares under the Securities Act.

(b)    Legends. Any certificates or book entry notations evidencing the Purchase Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT, DATED FEBRUARY 26, 2019 AND A REGISTRATION RIGHTS AGREEMENT, DATED MARCH 1, 2019, IN EACH CASE BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c)    Removal of Legends. The legend set forth in Section 5(b) above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable Purchase Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Purchase Shares are registered for resale under the Securities Act (provided that, if a Buyer is selling pursuant to the effective registration statement registering the Purchase Shares for resale, such Buyer agrees to only sell such Purchase Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Purchase Shares are sold or transferred pursuant to Rule 144, or (iii) such Purchase Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for Purchase Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to such Buyer by crediting the DTC account of such Buyer’s broker or other DTC participant as directed by such Buyer.

6.       CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The obligation of the Company hereunder to sell the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a)    The Buyers shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b)    The representations and warranties of the Buyers in this Agreement shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyers shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

(c)    The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement.

7.       CONDITIONS TO THE BUYERS’ OBLIGATIONS TO PURCHASE SHARES OF COMMON STOCK.

The obligation of each Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a)    The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(b)    The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date and no Material Adverse Effect shall have occurred. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit C;

(c)    The Company shall have delivered to the Buyer: (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within two (2) Business Days of the Closing Date, and (ii) a certificate evidencing the good standing of the Company in the State of Washington issued by the Secretary of State of the State of Washington as of a date within two (2) Business Days of the Closing Date;

(d)    The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit D;

(e)    The Buyer shall have received the opinion of the Company’s legal counsel dated as of the Closing Date in form and substance reasonably satisfactory to the Buyer;

(f)    The Company shall have provided the Buyer with a written confirmation from the Principal Market that the staff of the Principal Market shall have completed its review of the Listing of Additional Shares Notification form submitted by the Company in connection with the transactions contemplated by this Agreement;

(g)    The SEC shall not have issued a stop order with respect to the Common Stock and the Common Stock shall not have been suspended, as of the Closing Date, by the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (i) in writing by the SEC or the Principal Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Market;

(h)    All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement;

(i)    The Company shall have delivered to its transfer agent irrevocable written instructions to issue to such Buyer book-entry notations representing the Purchase Shares set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A; and

(j)    The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement.

8.       CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)    “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(c)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)    “Offering Price” means the public offering price per share of the Common Stock to be issued and sold in the Public Offering, as set forth on the cover page of the Public Offering Prospectus.

(e)    “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(f)    “Placement Agents” means J.P. Morgan Securities LLC, SVB Leerink LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC.

(g)    “Principal Market” means the Nasdaq Global Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or either of the OTCQB Marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(h)    “Public Offering Prospectus” means the final prospectus supplement to the Registration Statement filed by the Company with the SEC in connection with the Public Offering.

(i)    “SEC” means the United States Securities and Exchange Commission.

(j)    “SEC Filings” shall mean all reports, schedules, forms, statements and other documents filed or required to be filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, including material filed pursuant to Section 13(a) or 15(c) of the Exchange Act, in each case, together with all exhibits, supplements, amendments and schedules thereto, and all documents incorporated by reference therein.

(k)     “Securities Act” means the Securities Act of 1933, as amended.

9.	MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and each of the Buyers acknowledge and agree that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)    Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Alder BioPharmaceuticals, Inc.
11804 North Creek Parkway South
Bothell, WA 98011

Telephone:	(425) 205-2900
Facsimile:	(425) 205-2901
Attention:	Chief Executive Officer with a copy to Executive Vice President & General Counsel
Email:	razelby@alderbio.com, with a copy to jbucher@alderbio.com

With a copy (which shall not constitute notice) to:

Cooley LLP
1700 Seventh Avenue, Suite 1900
Seattle, WA 98101

Telephone:	(206) 452-8700
Facsimile:	(206) 452-8800
Attention:	Alan Hambelton
Email:	ahambelton@cooley.com

If to any of the Buyers, to the address set forth opposite such Buyer’s name on EXHIBIT A hereto:

With a copy to (which shall not constitute delivery to the Buyers):

Paul Hastings LLP
1117 South California Avenue
Palo Alto, CA 94304

Telephone:	(650) 320-1800
Facsimile:	(650) 320-1900
Attention:	Samantha Eldredge
Email:	samanthaeldredge@paulhastings.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of: (a) the Buyers or their designees or assignees that hold at least a majority of the Purchase Shares, and (b) Redmile Group, LLC, but only to the extent that the Buyers or their designees or assignees that hold at least a majority of the Purchase Shares are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. Any Buyer may assign, delegate or otherwise transfer all or any portion of its rights or obligations under this Agreement to one or more funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates without the prior consent of the Company; provided, however, that that if any assignment by a Buyer pursuant to the foregoing shall occur, the transferee, designee or assignee shall automatically become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and deliver to the Company a certificate containing representations and warranties substantially similar to the representations and warranties in Section 2 hereof, and such shall be deemed a “Buyer” and a party hereunder and the Schedule of Buyers attached hereto as Exhibit A shall be updated to reflect the information with respect to such transferee, designee or assignee.

(h)    No Third-Party Beneficiaries. Except as expressly set forth in Section 2(g), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)    Publicity. The Company shall afford the Buyers and their counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Buyers or their counsel on, the portion(s) of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers or their purchases hereunder, any of the Transaction Documents or the transactions contemplated thereby. Notwithstanding anything to the contrary contained herein, the Company shall not be required to provide the Buyers with advance notice of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers, their purchases hereunder or any aspect of the Purchase Shares, the Transaction Documents or the transactions contemplated thereby to the extent the disclosure is materially consistent with disclosure previously reviewed by the Buyers.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Survival. The representations, warranties, agreements and covenants contained herein shall survive the closing of the transactions contemplated hereby and the delivery of the Purchase Shares.

(l)    Termination. In the event that the Closing Date shall not have occurred within twenty (20) Business Days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 9(l) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects. Any termination of this Agreement pursuant to this Section 9(l) shall be effected by written notice from the Company to the Buyers, or the Buyers or Redmile Group, LLC to the Company, as the case may be, setting forth the basis for the termination hereof. This Section 9 shall survive any termination of this Agreement.

(m)    No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyers that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby, other than the Placement Agents. Each of the Buyers represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby; provided, however, that upon written request of the Company, the Buyers may wire the amount of the fee payable by the Company to the Placement Agents directly to the Placement Agents and reduce the aggregate Purchase Price payable pursuant to this Agreement accordingly. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(n)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o)    Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Buyers obligated to purchase at least a majority of the Purchase Shares. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*    *    *    *    *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ James Bucher
Name: James B. Bucher
Title: Executive Vice President & General Counsel

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL FUND, LP

By:	Redmile Group, LLC, its General Partner

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL OFFSHORE FUND, LTD.

By:	Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

MAP 20 SEGREGATED PORTFOLIO, A SEGREGATED PORTFOLIO OF LMA SPC

By:	Redmile Group, LLC, its investment advisor

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDMILE CAPITAL OFFSHORE FUND (ERISA), LTD.

By:	Redmile Group, LLC, its Investment Manager

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member

[Signature Page to Common Stock Purchase Agreement]

EXHIBITS

Exhibit A	Schedule of Buyers
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Secretary’s Certificate

EXHIBIT A

SCHEDULE OF BUYERS

Name	Address for Notices	Jurisdiction of Formation and Entity Type	Purchase Price	Number of Shares of Common Stock Purchased
Redmile Capital Fund, LP	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Limited partnership organized and existing under the laws of the State of Delaware, USA	$4,353,014.50	378,523
Redmile Capital Offshore Fund, Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted company organized and existing under the laws of the Cayman Islands	$13,742,500.00	1,195,000
Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Segregated portfolio company organized and existing under the laws of the Cayman Islands	$663,423.50	57,689
Redmile Capital Offshore Fund (ERISA), Ltd.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted company organized and existing under the laws of the Cayman Islands	$1,241,057.00	107,918
TOTAL			$19,999,995.00	1,739,130

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March [●], 2019, by and among Alder BioPharmaceuticals Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers on EXHIBIT A hereto (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

RECITALS

A.    Upon the terms and subject to the conditions of the Purchase Agreement, (i) the Company has issued to the Buyers, and the Buyers have purchased from the Company, [Twenty Million Dollars ($20,000,000)]1 of Common Stock (as defined below) (the “Purchase Shares”); and

B.    To induce the Buyers to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.    DEFINITIONS.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.    “Common Stock” means the common stock of the Company, par value $0.0001 per share.

b.    “Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c.    “Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in any Registration Statement (as hereinafter defined), as it may be supplemented by a prospectus or the Prospectus Supplement (as hereinafter defined), in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the 1933 Act, together with any then issued “issuer free writing prospectus(es),” as defined in Rule 433 of the 1933 Act, relating to the Registrable Securities.

d.    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the SEC.

[1]	To be updated to reflect aggregate purchase price (in the event of an adjustment for fractional shares).

e.    “Registrable Securities” means (i) the Purchase Shares, and (ii) any shares of capital stock issued or issuable with respect to the Purchase Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

f.    “Registration Statement” means the Shelf Registration Statement, any New Registration Statement and any other registration statement of the Company, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the 1933 Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the 1933 Act, covering the sale of any of the Registrable Securities.

g.    “Shelf Registration Statement” means the Company’s existing registration statement on Form S-3 (File No. 333-216199).

2.    REGISTRATION.

a.    Mandatory Registration. The Company shall, within sixty-one (61) days from the date of the final prospectus for the Public Offering, file with the SEC a prospectus supplement to the Shelf Registration Statement specifically relating to the Registrable Securities (the “Prospectus Supplement”). The Buyers and their counsel shall have had a reasonable opportunity to review and comment upon such Prospectus Supplement prior to its filing with the SEC. The Buyers shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date on which the Buyers shall have sold, either publicly pursuant to the Registration Statement or pursuant to Rule 144 under the 1933 Act, all the Registrable Securities, or (ii) the date five (5) years from the date of this Agreement (collectively, the “Registration Period”). In addition, a Buyer’s rights under this Agreement shall terminate if such Buyer can sell all of its Registrable Securities under Rule 144 under the 1933 Act without restriction during any ninety (90) day period. The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company hereby represents and warrants to the Buyers that: (i) the Shelf Registration Statement is effective and available for the resale of the Registrable Securities in accordance with Rule 430B under the 1933 Act, and (ii) the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Shelf Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Shelf Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

b.    Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, a prospectus, including any amendments or prospectus supplements thereto, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Buyers and their counsel shall have two (2) Business Days to review and comment upon such prospectus prior to its filing with the SEC. If the Buyers have comments on such prospectus, the Buyers shall use their reasonable best efforts to provide such comments within two (2) Business Days from the date the Buyers receive the final version of such prospectus.

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c.    Sufficient Number of Shares Registered. In the event the number of shares registered pursuant to the Prospectus Supplement is insufficient to cover the Registrable Securities or if the Shelf Registration Statement has expired or is otherwise no longer available, the Company shall file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises. The Company shall use its reasonable best efforts to have any such New Registration Statement become effective as soon as practicable following the filing thereof.

3.    RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Sections 2(a) and (c), including on the Shelf Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and any Prospectus used in connection with such Registration Statement, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, subject to Permitted Delays and Section 3(e) hereof and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Should the Company file a post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such filing declared effective by the SEC within thirty (30) consecutive Business Days following the date of filing, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith. If (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement or use of the prospectus under the Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(a) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, a “Permitted Delay”).

b.    The Company shall submit to the Buyers for review and comment any disclosure in the Registration Statement, and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement), containing information provided by the Buyers for inclusion in such document and any descriptions or disclosure regarding the Buyers, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. Upon request of a Buyer, the Company shall provide to such Buyer all disclosure in the Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy

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of a filed Form 10-K, Form 10-Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into a Registration Statement) at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which any of the Buyers reasonably and timely objects. If any of the Buyers have comments on the Registration Statement and any amendments or supplements thereto, such Buyer shall use its reasonable best efforts to comment thereon within two (2) Business Days from the date the Buyers receive the final version thereof. The Company shall furnish to the Buyers, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement, except if such notice and the contents thereof shall be deemed to constitute material non-public information.

c.    Upon request of any of the Buyers, the Company shall furnish to such Buyer, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as a Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as a Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Buyer.

d.    The Company shall use reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification is available, the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any of the Buyers reasonably requests, (ii) subject to Permitted Delays, prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Buyer who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e.    Subject to Permitted Delays, as promptly as reasonably practicable after becoming aware of such event or facts, the Company shall notify the Buyers in writing if the Company has determined that the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as reasonably practical (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of premature disclosure of such event or facts) prepare a prospectus supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon any Buyer’s request, deliver a copy of such prospectus supplement or amendment to such Buyer. In providing this notice to the Buyers, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material nonpublic information about the Company or the Common Stock to the Buyers. The Company shall also promptly notify the Buyers in writing (i) when a prospectus or any prospectus supplement or post-effective

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amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyers by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. In no event shall the delivery of a notice under this Section 3(e), or the resulting unavailability of a Registration Statement, without regard to its duration, for disposition of securities by the Buyers be considered a breach by the Company of its obligations under this Agreement.

f.    The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time and to notify the Buyers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.    The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities if the Principal Market (as such term is defined in the Purchase Agreement) is an automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h.    The Company shall cooperate with the Buyers to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as the Buyers may reasonably request and registered in such names as the Buyers may request.

i.    If reasonably requested by a Buyer, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such Buyer believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable once notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement (including by means of any document incorporated therein by reference).

j.    The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

k.    If reasonably requested by a Buyer at any time, the Company shall deliver to such Buyer a written confirmation from the Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is currently effective and available to the Company for sale of all of the Registrable Securities.

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4.    OBLIGATIONS OF THE BUYERS.

a.    Each Buyer has furnished to the Company in EXHIBIT B hereto such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as reasonably requested by the Company in order to effect the registration of such Registrable Securities. The Company shall notify the Buyers in writing of any other information the Company reasonably requires from the Buyers in connection with any Registration Statement hereunder. Each Buyer will as promptly as practicable notify the Company of any material change in the information set forth in EXHIBIT B, other than changes in its ownership of Common Stock.

b.    Each Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

5.    EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions incurred by the Buyers and fees and disbursements of counsel for the Buyers, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.    INDEMNIFICATION.

a.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Buyer, each Person, if any, who controls a Buyer, the members, the directors, officers, partners, employees, agents, representatives of each Buyer and each Person, if any, who controls a Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld) or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final Prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

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Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about a Buyer furnished in writing to the Company by such Buyer or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the Prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (C) shall not be available to the extent such Claim is based on a failure of a Buyer to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(c) or Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Buyer pursuant to Section 8.

b.    In connection with the Registration Statement or Prospectus, each Buyer, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about such Buyer set forth on EXHIBIT B hereto or updated from time to time in writing by such Buyer and furnished to the Company by such Buyer expressly for inclusion in the Shelf Registration Statement or Prospectus or any New Registration Statement or from the failure of such Buyer to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), such Buyer will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that such Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net amount of proceeds actually received by such Buyer as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by such Buyer pursuant to Section 8.

c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate

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in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.    The indemnification required by this Section 6 shall be made by payments at least as frequently as every 30 days of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

e.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.    CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of such Registrable Securities.

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8.    ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers holding a majority of the Registrable Securities; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. Any Buyer may assign its rights under this Agreement to any transferee or holder of the Registrable Securities without the prior written consent of the Company; provided that such transferee or holder of the Registrable Securities executes and delivers an additional counterpart signature page to this Agreement and EXHIBIT A hereto shall be updated to reflect the information with respect to such transferee or holder.

9.    AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the Buyers holding a majority of the Registrable Securities, and (c) Redmile Group, LLC, but only to the extent that the Buyers holding a majority of the Registrable Securities are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates.

10.    ADDITIONAL REGISTRATION STATEMENTS.

During the period beginning on the date hereof and ending on the last day of the Registration Period, if at any time there is not an effective Registration Statement available for the resale of the Registrable Securities under the 1933 Act, the Company shall not file a Registration Statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a Registration Statement on Form S-8, or such supplements or amendments to Registration Statements that are outstanding and have been declared effective by the SEC as of the date hereof, solely to the extent necessary to keep such registration statements effective and available).

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11.    MISCELLANEOUS.

a.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Telephone:	(425) 205-2900
Facsimile:	(425) 205-2901
Attention:	Chief Executive Officer with a copy to Executive Vice President & General Counsel
Email:	razelby@alderbio.com, with a copy to jbucher@alderbio.com

With a copy (which shall not constitute delivery to the Company) to:

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Telephone:	206-452-8700
Facsimile:	206-452-8800
Attention:	Alan Hambelton
Email:	ahambelton@cooley.com

If to a Buyer:

To the address set forth opposite such Buyer’s name on EXHIBIT A hereto.

With a copy (which shall not constitute delivery to the Buyers) to:

Paul Hastings LLP

1117 South California Avenue

Palo Alto, CA 94304

Telephone:	(650) 320-1800
Facsimile:	(650) 320-1900
Attention:	Samantha Eldredge
Email:	samanthaeldredge@paulhastings.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively. Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

b.    No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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c.    The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d.    This Agreement and the Purchase Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

e.    Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

f.    Notwithstanding anything to the contrary contained herein, if the Company shall issue Purchase Shares to persons other than the Buyers pursuant to the Purchase Agreement, any purchaser of such Purchase Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Buyer” and a party hereunder and EXHIBIT A hereto shall be updated to reflect the information with respect to such purchaser.

g.    The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.    This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction of a) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

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i.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYER:

[BUYER NAME]

By:
Name:
Title:

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(b) of that certain Common Stock Purchase Agreement dated as of February 26, 2019 (the “Common Stock Purchase Agreement”), by and between ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached thereto as Exhibit A. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned, ___________, Chief Executive Officer of the Company, hereby certifies as follows:

1.    I am the Chief Executive Officer of the Company and make the statements contained in this Certificate in my capacity as such;

2.    The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

3.    The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

4.    No Material Adverse Effect has occurred.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

Name:
Title: Chief Executive Officer

The undersigned as Secretary of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting Chief Executive Officer of ALDER BIOPHARMACEUTICALS, INC. and that the signature appearing above is his/her genuine signature.

Secretary

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 7(d) of that certain Common Stock Purchase Agreement dated as of February 26, 2019 (the “Common Stock Purchase Agreement”), by and between ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached thereto as Exhibit A. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned, _________________, Secretary of the Company, hereby certifies as follows in his capacity as such:

1.    I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.    Attached hereto as Exhibit A, Exhibit B and Exhibit C are true, correct and complete copies of the Company’s bylaws (“Bylaws”), Certificate of Incorporation (“Certificate of Incorporation”) and Certificate of Designation (“Certificate of Designation”), respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws, Certificate of Incorporation or Certificate of Designation.

3.    Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on [____________,] 2019 at a meeting at which a quorum was present and acting throughout and by the Audit Committee of the Board of Directors in an action by unanimous written consent. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.    As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

____________________, Secretary

The undersigned as ______________ of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that __________________ is the duly elected, appointed, qualified and acting Secretary of Alder BioPharmaceuticals, Inc., and that the signature appearing above is his genuine signature.

Name:

Title: